Exhibit 24

POWER OF ATTORNEY

     I, the undersigned Director and/or Officer of Meritor, Inc., an Indiana corporation (the “Company”), hereby constitute VERNON G. BAKER, II, and BARBARA NOVAK, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Annual Report on Form 10-K for the fiscal year ended September 30, 2011, and any amendments and supplements thereto, to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

Signature	Title	Date
/s/ Charles G. McClure	Chairman of the Board, Chief	November 3, 2011
Charles G. McClure, Jr.	Executive Officer and President
(principal executive officer) and
Director

/s/ Joseph B. Anderson	Director	November 3, 2011
Joseph B. Anderson, Jr.

/s/ Rhonda L. Brooks	Director	November 3, 2011
Rhonda L. Brooks

/s/ David W. Devonshire	Director	November 3, 2011
David W. Devonshire

/s/ Ivor J. Evans	Director	November 3, 2011
Ivor J. Evans

/s/ Victoria B. Jackson Bridges	Director	November 3, 2011
Victoria B. Jackson Bridges

/s/ James E. Marley	Director	November 3, 2011
James E. Marley

/s/ William R. Newlin	Director	November 3, 2011
William R. Newlin

/s/ Steven G. Rothmeier	Director	November 3, 2011
Steven G. Rothmeier

/s/ Jeffrey A. Craig	Senior Vice President and	November 3, 2011
Jeffrey A. Craig	Chief Financial Officer
(principal financial officer)

/s/ Kevin Nowlan	Controller	November 3, 2011
Kevin Nowlan	(principal accounting officer)